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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                            --------------------

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12 (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                             HMC Merger Corporation
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             (Exact Name of Registrant as Specified in Its Charter)

               Maryland                                      53-0085950
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 (State of Incorporation or Organization)                 (I.R.S. Employer
                                                         Identification no.)

   10400 Fernwood Road, Bethesda, Maryland                     20817
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  (Address of Principal Executive Offices)                   (Zip Code)

  If this form relates to the              If this form relates to the
  registration of a class of securities    registration of a class of securities
  pursuant to Section 12 (b) of the        pursuant to Section 12 (g) of the
  Exchange Act and is effective            Exchange Act and is effective
  pursuant to General Instruction          pursuant to General Instruction
  A. (c), please check the following       A. (d), please check the following
  box. [X]                                 box. [_]


Securities Act registration statement file number to which this form
relates:    333-55807
         (If applicable)

Securities to be registered pursuant to Section 12 (b) of the Act:

     Title of Each Class                    Name of Each Exchange on Which
     to be so Registered                    Each Class is to be Registered
     -------------------                    ------------------------------

Common Stock, $.01 par value                     New York Stock Exchange

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Securities to be registered pursuant to Section 12 (g) of the Act:

                                     (none)
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                                (Title of Class)
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.    Description of Registrant's Securities to be Registered.

     The information required by Item 1 is set forth under the caption "Description of Common Stock" in the Prospectus/Consent Solicitation Statement which forms a part of the Registrant's Registration Statement on Form S-4 (File No. 333-55807) (the "Registration Statement"), which Prospectus/Consent Solicitation Statement was filed by the Registrant pursuant to Rule 424(b) on October 13, 1998, and which description is incorporated herein by this reference and qualified in its entirety by reference to the Registrant's (i) Articles of Incorporation, (ii) Form of Articles of Amendment and Restatement of Articles of Incorporation, (iii) Bylaws and (iv) Form Common Stock Certificate, each filed as an exhibit to such Registration Statement.


Item 2.    Exhibits.

  The following documents are being filed as exhibits to this registration statement.


                Exhibit Number                       Description
                --------------                       -----------

                      1 Articles of Incorporation of HMC Merger Corporation (to be renamed Host Marriott Corporation in connection with the REIT Conversion), dated September 28, 1998 (incorporated by reference to exhibit 3.12 of the Registration Statement)

                      2 Form of Articles of Amendment and Restatement of Articles of Incorporation of HMC Merger Corporation (to be renamed Host Marriott Corporation in connection with the REIT Conversion) (incorporated by reference to exhibit 3.13 of the Registration Statement)

                      3 Bylaws of HMC Merger Corporation (to be renamed Host Marriott Corporation in connection with the REIT Conversion), dated September 28, 1998 (incorporated by reference to exhibit 3.14 of the Registration Statement)

                      4 Form of Common Stock Certificate of HMC Merger Corporation (to be renamed Host Marriott Corporation in connection with the REIT Conversion) (incorporated by reference to exhibit 4.7 of the Registration Statement)
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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         HMC Merger Corporation


Date: November 18, 1998                  By:  /s/ Robert E. Parsons, Jr.
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                                            Name: Robert E. Parsons, Jr.
                                            Title: President